THE COMPANIES ORDINANCE

A COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

SPO MEDICAL EQUIPMENT LTD.

PRELIMINARY

1. The regulations contained in the Second Schedule to the Companies Ordinance (New Version) 5743-1983 (the "Companies Ordinance") shall not apply to the company.

2. In these regulations, unless the context otherwise requires:

The company - shall mean **SPO Medical Equipment Ltd.**

The law - shall mean the Companies Ordinance as shall be in effect from time to time and any other law that shall be in effect from time to time with respect to companies and that shall apply to the company.

Share Purchase Agreement - shall mean the Share Purchase Agreement dated January 1998 by and between Investor, as purchaser, and the company, as issuer and the Founder.

The Founder shall mean Israel Sarussi.

Investor - shall mean Dalimore Consulting Ltd.

The office - shall mean the registered office of the company as it shall be from time to time.

These articles - shall mean the Articles of Association of the Company as shall be in force from time to time.

Words and expressions defined in the Share Purchase Agreement and the Memorandum of Association of the company shall have the meanings defined therein.

In these articles, subject to this article and unless the context otherwise requires, expressions defined in the Companies Ordinance, or any modification thereof in force at the date at which these articles become binding on the company, shall have the meanings so defined; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the female, and words importing persons shall include bodies corporate. The titles of the articles are not part of the articles.

In the event that an article has been added to these articles which contradicts an original article found in these articles, the article added shall take precedence.

Private Company

3. The company is a private company, and accordingly,

(a) the right to transfer the shares of the company shall be restricted in the manner hereinafter appearing;

(b) the number of the members of the company (not including persons who are in the employment of the company, and persons who, having been formerly in the employment of the company were while in that employment and have continued after the termination of that employment to be members of the company) shall be limited to fifty, provided that, for the purposes of this provision, where two or more persons hold one or more shares in the company jointly they shall be treated as a single member; and

(c) no invitation shall be issued to the public to subscribe for any shares or debentures or debenture stocks of the company.

Office

4. The registered office of the company shall be at such place as the directors shall from time to time appoint.

Capital

5. The capital of the Company is comprised of NIS 27,100 divided into 27,100 Ordinary Shares, par value 1.00 NIS.

All reference to "shares" in the Articles are to Ordinary Shares, unless the context implies otherwise.

Increase of Share Capital

6. (a) The Company may, from time to time, by Special Resolution, whether or not all the shares then authorized have been issued, and whether or not all of the shares then issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amounts and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as the Special Resolution shall provide.

(b) Except to the extent otherwise provided in such Special Resolution, such new shares shall be subject to all of the provisions applicable to the shares of the original capital.

Special Rights: Modification of Rights

7. (a) Subject to the provisions of the Memorandum of Association of the Company, and without prejudice to any special rights previously conferred upon holders of the existing shares in the Company, the Company may, from time to time, by Special Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Special Resolution.

(b) (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Special Resolution, subject to the consent in writing of the holders of seventy-five (75%) of the issued shares of such class or sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of such class.

(ii) The provisions of these Articles relating to General meetings shall, *mutatis mutandis*, apply to any separate General meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General meeting shall be one or more members present in person or proxy and holding not less than seventy-five (75%) percent of the issued shares of such class.

(iii) Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Articles 6(b) to modify or abrogate the rights attached to previously issued shares of such class or of any other class.

Consolidation, Subdivision, cancellation and Reduction of Share Capital

8. (a) The Company may from time to time by Special Resolution (subject however, to the provision of Articles 7(b) hereof and to applicable law):

(i) consolidate and divide all of or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

(ii) subdivide into shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association (subject, however, to the provisions of the Companies Ordinance), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares, may as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares,

(iii) cancel any shares which at, the date of the adoption of such Special Resolution, have not taken or agreed to be taken by any person, and to diminish the amount of its share capital by the amount of the shares so canceled, or

(iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required by law.

(b) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fir, including, *inter-alia*, resort to one or more of the following actions:

(i) determine as to the holders of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value,

(ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings,

(iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings,

(iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional share holdings, and cause the transferees to pay to the transferors the fair value of the fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 7(b)(iv).

Allotment of Shares

9. Subject to the provisions of Article 10, the unissued shares shall be under the control of the board of directors, who shall have the power to allot shares or otherwise dispose of them to such person, on such terms and conditions (including inter-alia terms relating to calls as set forth in Article 27 hereof), and either at par or at a premium, or, subject to the provisions of the Companies Ordinance, at a discount, and at such times, as the board of directors may think fit, and the power to give any person the option of acquire from the Company any shares, either at part or at premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the board of directors may think fit.

Preemptive Rights

10. (a) (i) Until such time as any class of shares of the Company becomes subject to a registration statement filed in connection with the company's sale of its Ordinary Shares to the public in a bona fide, firm commitment underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, Israeli securities law or similar securities laws of another jurisdiction (the "Initial Public Offering" or "IPO"), except to the extent the right to receive such offer has been waived in a writing (before or after the effective date of these Articles) by a

shareholder who would otherwise be entitled thereto; and except for the issuance of shares to employees or other service providers (if in transactions with primarily non-financing purposes) approved by the Board of Directors of the Company, any shares to be allotted by the company shall first be offered by the board of directors by written notice of offer to the registered shareholders in proportion to their respective holdings of the total outstanding Ordinary Shares or preferred shares on an as-converted basis.

(ii) Such notice of offer shall state the terms of the proposed allotment, and any such shareholder may accept such offer, as to all or any part of the shares so offered to him, by giving the company written notice of acceptance within fifteen (15) days after being served with such notice of offer.

(iii) Any shares which a shareholder fails or declines to acquire as aforesaid shall be re-offered, in the manner prescribed in the foregoing provisions of this Article 10, to all shareholders who submitted notices of acceptance as to all the shares initially offered to them pursuant to this Article 10. Any such re-offered shares which are not accepted by shareholders as aforesaid shall be under the control of the board of directors as aforesaid and may be subsequently allotted without regard to this Article 10, except to the extent that said re-offered shares may not be allotted in exchange for consideration less than that offered pursuant to Article 10(a)(i). In the event the shares are not acquired by the expiration of four months from the first written notice under this Article they may not be issued except by compliance with the provisions of Article 10(a)(i) et seq.

(iv) For the purposes of any offer under this Article 10, the respective holdings of any number of shareholders shall mean the respective proportions of shares held by such shareholder as determined prior to the offer made pursuant to Article 10 (a) (i).

Registered Holder

11. (a) If two or more persons are registered as joint holders of a share they shall be jointly and severally liable for any calls or any other liability with respect to such share. However, with respect to voting, power of attorney and furnishing notices, the one registered first in the register of members, insofar as all of the registered joint holders shall not notify the company in writing to relate to another one of them as the sole owner of the share, as aforesaid, shall be deemed to be the sole owner of the share.

(b) In the case that two or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies in connection with the share and the company shall be permitted to pay all the dividends or other monies due with respect to the share to one or more of the joint holders, as it shall choose.

Share Certificate

12. (a) A member shall be entitled to receive from the Company without payment, one certificate that shall contain that number of shares registered in the name of such

member, their class and serial numbering. However, in the event of joint holders holding a share, the company shall not be obligated to issue more than one certificate to all of the joint holders, and the delivery of such a certificate to one of the joint holders shall be deemed to be a delivery to all of the joint holders.

(b) Each certificate shall carry the signature or signatures of those persons appointed by the board of directors for this purpose and the rubber stamp or the seal of the company.

(c) If a share certificate is defaced, lost or destroyed, it may be replaced upon payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the board of directors may think fit.

Pledge

13. The Company shall have a lien and first pledge on all the shares, not fully paid, registered in the name of any member (whether registered in his name only or together with another or others) for any amount still outstanding with respect to that share, whether presently payable or not. Such a pledge shall exist whether the dates of payment or fulfillment or execution of the obligations, debts or commitments have become due or not, and shall apply to all dividends that shall be decided upon form time to time in connection with these shares. No benefit shall be created with respect to this share based upon the Rule of Equity which shall frustrate this pledge, however the directors may declare at any time with respect to any share, that it is released, wholly or in part, temporarily or permanently, from the provisions of this article.

14. The company may sell, in such manner and at such time as the directors think fit, any of the pledged shares, but no sale shall be made unless the date of payment of the monies or a part thereof has arrived, or the date of fulfillment and performance of the obligations and commitments in consideration of which the pledge exists has arrived, and after a written request has been furnished to the member or person who has acquired a right in the shares, which sets out the amount or obligation or commitment due from him and which demands their payment, fulfillment or execution, and which informs the person of the directors' desire to sell the shares in the event of non-fulfillment of the notice, and the person has not fulfilled his obligation pursuant to the notice within seven days after the notice had been sent to him.

15. The net proceeds of such sale shall be applied in payment of such sum due to the company or to the fulfillment of the obligation or commitment, and the remainder (if there shall be any) shall be paid to the member or to the person who has acquired a right in the share sold pursuant to the above.

16. After execution of a sale as aforesaid, the directors shall be permitted to sign or to appoint someone to sign a deed of transfer of the sold shares and to register the buyer's name in the register of members as the owner of the sold shares and it shall not be the obligation of the buyer to supervise the application of monies nor will his right in the shares be affected by a defect or illegality in the sale proceedings after his name has been registered in the register of members with respect to those shares. The sole

remedy of any person aggrieved by the sale shall be damages only and against the Company exclusively.

Transfer of Shares and Management Thereof

17. The directors may in good faith, subject to these articles, in their absolute discretion and without furnishing any reason, refuse to approve of the registration of any transfer of shares to a person whom they do not wish as a member. The directors shall not approve the registration of any transfer or shares in case of non-compliance with the provisions of these Articles in respect thereof. If the directors shall make use of their powers in accordance with this article and refuse to register a transfer of shares, they must inform the transferee of their refusal, within 60 days of the day the deed of transfer had been furnished to the Company.

18. Each transfer of shares shall be made in writing in the form appearing herein below, or in a similar form, or in any form as to be determined upon by the directors from time to time, such form shall be delivered to the office together with the transferred share certificates and any other proof the directors shall require, if they shall so require, in order to prove the title of the transferor.

Deed of Transfer of Shares

I, of in consideration of the sum of NIS (New Israel Shekels) paid to me by , of (hereinafter called "the said transferee") do hereby transfer to the said transferee share (or shares) having par value of NIS each one numbered until inclusive in SPO Medical Equipment Ltd., to hold unto the said transferee, his executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution hereof; and I, the said transferee, do hereby agree to take the said share (or shares) subject to the conditions aforesaid. As witness we have hereunto set our hands the day of 199 .

Transferee	Transferor
Address	Address
ýýýý Witness to the Transferee's Signature	Witness to the Transferor's Signature
Address of Witness	Address of Witness

19. The deed of share transfer shall be executed both by the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered into the register of members in respect thereof.

20. It shall be permitted to demand a fee for registration of transfer, in a reasonable rate as to be determined by the directors from time to time.

21. The register may be closed at such dates and for such other periods as determined by the directors form time to time, upon the condition that the register shall not be closed for more than 30 days every year.

22. Upon the death of a member the remaining holders (in the event that the deceased was a joint holder in a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive) shall be recognized by the company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation with respect to the share that he held jointly with any other holder.

23. Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a member shall, upon such evidence being produced as may from time to time be required by the directors, have the right, either to be registered as a member in respect of the share upon the consent of the directors (who have the right to refuse pursuant to article 23 above) or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in these articles with respect to transfers.

24. A person becoming entitled to a share because of the death of a member shall be entitled to receive, and to give receipts for, dividends or other payments paid with respect to the share, but he shall not be entitled to receive notices with respect to company meetings or to participate or vote therein with respect to that share, or aside from the aforesaid, to use any right of a member, until he has been accepted as a member with respect to that share.

25. Until such time as any class of shares of the Company becomes subject to a registration statement specified in Article 10(a)(i), a shareholder in the company shall not be permitted, without prior and written permission of all the other shareholders in the company, to transfer to another his shares in the company except pursuant to the following provisions:

(a) A shareholder desirous of transferring to others the shares held by him, in whole or in part (hereinafter the "transferor") shall be obligated to offer them first to the other shareholders of the company, by giving notice in writing to the shareholders (hereinafter the "sale notice").

(b) In the sale notice the transferor shall mention the number of shares he wishes to transfer (hereinafter the "offered shares"), the price forming the consideration for the offered shares, the name of the offeror and the other conditions of the sale.

(c) The sale notice shall be irrevocable unless all the shareholders agree otherwise.

(d) Each one of the shareholders may inform the transferor in writing within 21 days from the day of receipt of the sale notice as to his desire to buy the offered shares, in whole or in part, in the price and payment conditions as provided for in the sale notice (hereinafter the "purchase notice"). A shareholder who has submitted a purchase notice shall be referred to hereinafter as "buyer".

(e) If by the end of the time referred to in sub-article (d) above no purchase notices have been received by the transferor or he has received purchase notices with respect to a total number of shares less than the number of the offered shares, no buyer shall be entitled to purchase any of the offered shares pursuant to his purchase notice and the transferor may, within 30 business days from receipt of such notice, sell the offered shares, to the identified offeror at a price not less than the price mentioned in the sale notice (as linked to the representative rate of the U.S. dollar from the day of the furnishing of the notice to the date of sale in fact) and upon all other conditions not less favorable to the transferor than those provided for in the sale notice. If the transferor shall not transfer the offered shares as aforesaid, within the aforesaid 30 business days, he shall be obligated, before selling the offered shares to another, to offer them again to the other shareholders in the company in accordance with the aforesaid procedure, and such procedure shall apply to any further offer.

(f) If there have been received purchase notices for a total number of shares equal to the number of offered shares, in that case every buyer shall buy the number of shares as mentioned in the purchase notice he has submitted.

(g) If purchase notices shall have been received for a total number of shares greater than the number of offered shares, the buyers may acquire shares in a manner proportionate to the share capital of the company held by them at that time. However, no buyer shall be required to buy a greater number of shares than the number provided for in the purchase notice submitted by him. For purposes of this paragraph, the number of Preferred Shares held shall be equal to the number of Ordinary Shares into which such Preferred Shares can be converted.

(h) In every one of the events referred to in subarticles (e), (f) and (g), the transferor shall send within 3 days after the last date for submission of purchase notices to each of the buyers, a notice accompanied by copies of all purchase notices received by the transferor of either non-acceptance of the offer pursuant to the sale notice or the acceptance thereof (hereinafter the "acquisition notice") that shall mention the number of shares that shall be acquired by each buyer.

(i) After receipt of the acquisition notice each buyer shall purchase from the transferor, and the transferor shall sell and transfer to such buyer the number of shares referred to in such notice according to the terms of the sale notice. Upon transfer to the buyers such shares must be free and clear of any liens or encumbrances unless otherwise specified in the he sale notice. The transferor and such buyer shall each have all the remedies for breach of contract available under any applicable laws in connection with the transaction set forth in this Article.

(j) Shareholders shall have the right to transfer their shares to affiliates, limited partners or funds so long as such shareholder has voting control thereof, to a

spouse, brothers, sisters, partners and children of the transferors (the "Permitted Transferees") without regard to the provisions of this Article.

Calls

26. A member shall not be entitled to receive dividends nor to use any right a member has, unless he has paid all the calls that shall be made from time to time, with respect of money unpaid on all of his shares, whether he is the sole holder or holds the shares together with another person, in addition to interest and expenses if there shall be any.

27. The directors may, subject to the provisions of these articles, make calls upon the members from time to time in respect of any moneys unpaid on their shares, as they shall determine proper, upon the condition that there shall be given prior notice of fourteen days on every call and each member shall be obligated to pay the total amount requested from him, or the installment on account of the call (if there shall so be) at the times and places to be determined by the directors.

28. The calls for payment shall be deemed to have been requested from the date the directors shall have decided upon the calls for payment.

29. The joint holders of a share shall be jointly and severally liable to pay the calls for payment in full and the installment on account, in connection with such calls.

30. If a sum called in respect of a share is not paid the holders of the share or the person to whom it has been issued shall be liable to pay interest and linkage differentials (hereinafter "interest") upon the amount of the call or the payments on account, as determined by the Board of Directors commencing from the day appointed for the payment thereof to the time of actual payment, but the directors shall be at liberty to waive payment of that interest, wholly or in part.

31. Any amount that according to the condition of issuance of a share must be paid at the time of issuance or at a fixed date, whether on account of the sum of the share or premium, shall be deemed for the purposes of these articles to be a call of payment that was made duly and the date of payment shall be the date appointed for payment. In the event of non-payment of this amount all of the articles herein dealing with payment of interest, expenses, forfeiture, pledge and the like and all the other articles connected therewith, shall apply, as if this sum had been duly requested and notice had been given, as aforesaid.

32. The directors may make arrangements at the time of issue of shares for a difference between the holders with respect to the amount of calls to be paid and the times of payment, and the rate of interest.

33. The directors may, if they think fit, receive from any member willing to pay in advance all of the monies or a part thereof that shall be due on account of his shares, in addition to any amounts that the payment in fact has been requested and they shall be permitted to pay him interest at the rate the directors and member shall agree upon, for the amounts paid in advance as aforesaid, or upon the part thereof which is in

excess of the amounts whose payment was at the time requested on account of his shares in connection with which the payments have been made in advance, in addition to paying dividends that will be paid for that part of the share which has been paid in advance.

Forfeiture of Shares

34. If a member fails to pay any call or installment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses that were incurred as a result of such non-payment.

35. The notice shall name a further day, not earlier than the expiration of seven days from the date of the notice, on or before which the amount of the call or installment or a part thereof is to be made together with interest and any expenses incurred as a result of such non-payment. The notice shall also state the place the payment is to be made and that in the event of non-payment, at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

36. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. The forfeiture shall include those dividends that were declared but not yet distributed, with respect to the forfeited shares.

37. A share so forfeited shall be deemed to be the property of the company and can be sold or otherwise disposed of, on such terms and in such manner as the directors think fit. At any time before a sale or disposition the forfeiture may be canceled on such terms as the directors think fit.

38. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the company all monies which, at the date of forfeiture, were presently payable by him to the company in respect of the shares, but his liability shall cease if any when the company receives payment in full of the nominal amount of the shares.

39. The forfeiture of a share shall cause, at the time of forfeiture, the cancellation of all rights in the company or any claim or demand against it with respect to that share and the other rights and obligations between the share owner and the company accompanying the share, except for those rights and obligations not included in such a cancellation according to these articles or that the Law imposes upon former members.

40. The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a

fixed time, whether on account of the nominal value amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

General meetings

41. A general meeting shall be held once in every year at such time, being not more than fifteen months after the holding of the last preceding general meeting, and place as may be prescribed by the directors. The above mentioned general meetings shall be called "Ordinary Meetings". All other general meetings shall be called "Extraordinary General meetings".

42. Subject to the provisions of these articles the function of the Ordinary Meeting shall be to receive and to deliberate with respect to the profit and loss statements, the balance sheets, the ordinary reports and accounts of the directors and auditors; to declare dividends, to appoint auditors and to fix their salaries. Every other matter shall be deemed to be special and shall be discussed at an Extraordinary General meeting.

43. Any director may, whenever they think fit, and upon a requisition in writing as provided for in section 109 of the Companies Ordinance, will convene an Extraordinary General meeting. Every such requisition shall include the objects for which a meeting should be convened, shall be signed by the requisitioners and shall be sent to the registered office of the company. If the board of directors does not convene a meeting within 21 days from the date of the submission of the requisition as aforesaid, the requisitioners may convene by themselves a meeting. However, the meeting which was so convened shall not be held after three months have passed since the date of the submission of the requisition.

Notice of General meetings

44. Subject to provisions of these articles with respect to special resolutions, a prior notice of 7 days at least shall be given with respect to the place, date and hour of the meeting, and in the event that a matter requiring a special resolution shall be discussed - a general description of the nature of that matter. The notice shall be given, as herein below provided for, to the members entitled pursuant to these articles to receive notices from the company. In the event that a special resolution is to be proposed a prior notice of 21 days shall be given with respect to the meeting convened to pass that resolution. If, by chance, a notice as aforesaid was not given or not received by a member, this shall not amount to a disqualification of the resolution passed or disqualification of the proceedings held at that meeting. With the consent of all the members who are entitled, at that time, to receive notices, it shall be permitted to convene all meetings and to resolve all types of resolutions, upon a shorter advance notice or without any notice and in such manner, generally, as such be approved by the members.

Quorum

45. No deliberation shall be commenced with respect to any matter at the general meeting unless there shall be present a quorum at the time when the general meeting proceeds to deliberate. In any meeting a quorum shall be formed when there are

present personally or by proxy not less than two members who hold or represent together over 50% of the voting rights of the issued share capital of the company.

46. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same place and time, or any other day and/or any other hour and/or any other place as the directors shall notify the shareholders, and, if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting any two members present personally or by proxy shall be a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened.

Chairman

47. The chairman of the board of directors shall preside as chairman at all general meetings. If there is not chairman or he is not present within 15 minutes from the time appointed for the meeting or if he shall refuse to preside at the meeting, the members present shall elect one of the directors to act as chairman, and if only one director is present he shall act as chairman. If no directors are present or if they all refuse to preside at the meeting the members present shall elect one of the members present to preside at the meeting. The Chairman shall have no special rights or privileges.

Power to Adjourn

48. The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, as the meeting shall decide. If the meeting shall be adjourned for ten days or more a notice shall be given of the adjourned meeting as in the case of an original meeting. Except as aforesaid no member shall be entitled to receive any notice of an adjournment or of the business to be transacted at the adjourned meeting. At an adjourned meeting no matters shall be discussed except for those permissible to be discussed at that meeting which decided upon the adjournment.

Adoption of Resolutions

49. At every meeting a resolution put to the vote of the meeting shall be decided upon by a show of hands, unless before or upon the declaration of the result of the show of hands a secret ballot in writing be demanded by the chairman (if he is entitled to vote) or by any member present, in person or by proxy, and entitled to vote at the meeting. Except if a secret vote is demanded as aforesaid, the declaration of the chairman that the resolution has been carried or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be final, and an entry to that effect in the minute book of the company, shall be conclusive evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution. Except with respect to a special resolution and subject to any provision in this regard in the Companies Ordinance, a resolution shall be deemed to be passed at a general meeting if it received an ordinary majority of votes.

50. If a secret ballot is duly demanded, it shall be taken in such manner as the chairman directors, whether immediately or after an adjournment or in a postponed manner or otherwise, and the results of the ballot shall be deemed to be a resolution of the meeting wherein the secret ballot was demanded. Those requesting a secret ballot can withdraw their request at any time before the secret ballot is held. A secret ballot demanded on the election of a chairman, or on a question of adjournment shall be taken forthwith. A secret ballot demanded on any other question shall be taken at such time as the chairman of the meeting directs. A demand for a secret ballot shall not prevent the continuation of the meeting with respect to the transaction of any other business, except for the matter with respect to which the secret ballot was demanded.

Votes of Members

51. Subject to and without derogating from the right or preference rights or restrictions existing at that time with respect to a certain class of shares forming part of the capital of the company, each member present at a meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, to one vote for each share held by him, provided that no member shall be permitted to vote at a general meeting or appoint a proxy to vote therein except if he has paid all calls for payment and all monies due to the company from him with respect to his shares.

52. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose of this article seniority shall be determined by the order in which the names stand in the register of members. Joint holders of a share of which one of them is present at a meeting shall not vote by proxy. The appointment of a proxy to vote on behalf of a share held by joint holders shall be executed by the signature of the senior of the joint holders.

Proxies

53. (a) In every vote a member shall be entitled to vote either personally or by proxy. A proxy present at a meeting shall also be entitled to request a secret ballot. A proxy need not be a member of the company.

(b) a member of the company that is a corporation or partnership shall be entitled by decision of its board of directors or by a decision of a person or other body, according to its articles, to appoint a person who it shall deem fit to be its representative at every meeting of the company. The representative, appointed as aforesaid, shall be entitled to perform on behalf of the corporation he represents all the powers that the corporation itself may use just as if it was a person.

54. (a) A vote pursuant to an instruction appointing a proxy shall be valid notwithstanding the death of the appointor or the appointor becoming of unsound mind or the cancellation of the proxy or its expiration in accordance with any law, or the transfer of the shares with respect to which the proxy was given, unless a notice in writing was given of the death, becoming of unsound mind, cancellation or transfer and was received at the office before the meeting took place.

(b) A member is entitled to vote by a separate proxy with respect to each share held by him provided that each proxy as aforesaid shall have a separate letter of appointment containing the serial number of the shares with respect to which the proxy is entitled to vote. If a specific share is included by the holder in more than one letter of appointment, that share shall not entitle any of the holders of such instrument to a vote.

Instrument of Appointment

55. A letter of appointment of a proxy or power of attorney or other certificate (if there shall be such) pursuant to which the appointee is acting, shall be in writing, and the signature of the appointor shall be confirmed by an advocate or public notary or bank or in any other manner acceptable by the directors and such instrument or a copy thereof confirmed as aforesaid, shall be deposited in the office, or in another place in Israel or abroad - as the directors shall direct from time to time generally or with respect to a particular case, no later than upon the commencement of the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote, otherwise that person shall not be entitled to vote that share. An instrument appointing a proxy and which is not limited in time shall not be valid 12 months after the date of its execution. If the appointment shall be for a limited period, the instrument shall be valid for the period contained therein.

56. An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form which the circumstances shall permit:

"I, , of , a member holding shares in and entitled to votes hereby appoint , of , or in his place , of , to vote in

my name and in my place at the general meeting (regular, extraordinary, adjourned - as the case may be) of the company to be held on the day of , 19 and at any adjournment thereof.

In witness whereof, I have hereby affixed my signature the day of , 19 .

____

Appointor's Signature

I hereby confirm that the foregoing instrument was signed by the appointer.

(name and address)

Resolution in Writing

57. A resolution in writing signed by all members of the Company then entitled to attend and vote at general meetings or to which all such members have given their written consent (by letter, facsimilie, telegram, telex or otherwise) shall be deemed to have been unanimously adopted by a general meeting duly convened and held.

Directors

58. The number of the members of the board of directors shall be no more than four.

59. (a) Membership on the board of directors by election or appointment:

(i) Following the Initial Closing, the Board of Directors of the Company (hereinafter, the "Board") shall be comprised of three (3) members. Subject to the provisions set forth herein, immediately following the Initial Closing, the Investor shall be entitled to designate one (1) member of the Board and the Founder shall be entitled to designate two (2) members of the Board. Upon giving Notice the Investor shall be entitled to appoint two (2) members to the Board and the Founder shall be entitled to designate two (2) members of the Board, provided, that in the event Notice is not given or the Second Subsequent Closing is not made, through no substantial fault of the Company or the Founder, such right shall lapse. The Founder shall not appoint a director, officer or employee of WNIC Western Negev Initiative Center Ltd. as a member of the Board. The rights set out herein shall lapse at the time of a Company IPO.

Any board member not designated in the manner provided above shall be designated by a majority of the outstanding shares of the Company (on an as converted basis)..

(A) A director so appointed by the appointing group shall serve until he is removed and his successor is appointed by the holders of the shares by virtue of which he was appointed. Any such appointment or removal of a director shall be made by a written notice of the shareholders entitled to effect the same delivered to the company. The appointment by group shall be determined by the agreement of the group, failing which by the vote of the majority of the shares within that group.

(ii) Following the company's Initial Public Offering, the directors shall be elected or removed and vacancies filled by the vote of the holders of a majority of the voting power represented at a general meeting in person or by proxy and voting thereon at such meeting.

(b) The directors may at any time and from time to time appoint any other person as a Director, whether to fill a vacancy or whether in addition to those of their body. Any Director so appointed shall hold office until the first general meeting convened after such appointment and may be re-elected.

Alternate Director

60. (a) Any person, whether or not a member of the board of directors, may serve as a substitute director (hereinafter - "substitute"). One person may serve as the substitute for a number of directors.

(b) A substitute shall have - in addition to his vote if he himself is a member of the board of directors - the number of votes equal to the number of directors for whom he is serving as a substitute.

(c) A substitute shall have, subject to the provisions of the instrument by which he was appointed, all the powers and authorities that the director for which he is serving as director, has, and in the event the substitute is himself a director, such powers and authorities shall be in addition to his powers as a member of the board of directors and shall not in any way derogate therefrom.

(d) The provision of this article with respect to the appointment of a director shall apply with respect to an appointment of a substitute.

(e) The office of a substitute director shall be automatically vacated if his appointment is terminated by the shareholder who appointed him in accordance with these regulations, or upon the occurrence of one of the events described in sections (i), (ii), (iii) or (V) of article 61 or, if the office of the member of the board of directors with respect to whom he serves as a substitute shall be vacated for any reason whatsoever.

(f) The substitute director has the right to receive notice of convening of a Board of Directors meeting and may participate or vote at such meeting only if the director appointing said substitute director is absent from said meeting.

61. (a) Subject to the provisions of these articles or to the provisions of an existing contract, the tenure of office of the director shall automatically be terminated:

(i) if he becomes bankrupt;

(ii) if he is declared lunatic or becomes of unsound mind;

(iii) if he has resigned by an instrument in writing to the company.

(iv) if his successor is appointed pursuant to article 70 above;

(v) with his death;

(vi) with the liquidation of the company;

Remuneration of a Director

62. Members of the board of directors, not being employees of the company or professionals providing special professional services for consideration to its members - shall not receive a salary from funds of the company unless the general meeting has so decided and in the amount that the general meeting shall decide upon. The directors, and their substitute, shall be entitled to receive expenses, in an acceptable rate, for travel expenses, board and lodging that have been expended for or during the performance of their duties as directors, and including travel expenses to the directors' meetings and return. If pursuant to a decision of the directors, one of the directors shall perform services or tasks aside form his regular duties as a director, whether as a result of his particular profession or by a trip or stay abroad or otherwise, the directors may decide to pay him a special wage in addition to his regular salary, and such a

wage shall be paid by way of salary, commission, participation in profits or otherwise and this wage shall be in additional to his regular salary, if there shall be any, or will be in place thereof, as shall be decided.

Powers and Duties of Directors

63. The business of the company shall be managed by the directors. They shall be entitled to exercise all the powers and authorities that the company has and to perform in its name all the acts that it is entitled to do according to its memorandum of association and/or articles and/or law except for those which are pursuant to law or the articles vested in the general meeting of the company, subject to any provisions in the law or in these articles or the regulations that the company shall adopt in its general meeting (insofar as they do not contradict the law or these articles). However any article adopted by the company in its general meeting shall not affect the legality of any prior act of the directors that would be legal and valid, if not for such an article.

64. A director shall not be required to hold qualifying shares.

Conflict of Interest

65. A director shall not be prohibited from fulfilling his rights and duties under these Articles or from entering into contracts with the company whether as a seller, buyer or otherwise, and no such contract or arrangement which shall be made on behalf of the company or in its name wherein the director is or will be an interested party, either directly or indirectly, shall be void and a director entering into such a contract with the company or interested in such a contract shall not be required because of his being a director in the company or as a result of the trust relationship resulting from such an office, to provide a report to the company detailing profits to be made in such a contract or arrangement. However, he shall disclose at the first meeting of the directors wherein the contract is discussed, or if not present at that time, at the first meeting after he became aware of the matter, the substance of his interest in the contract or arrangement, if his interest existed at that time, or in the event it arose at a later time, then at the first directors' meeting after becoming an interested party with respect to any transaction. The provisions of this article shall apply also to a substitute, if it is appropriate. A director who has disclosed his interest in an agreement or arrangement or who has furnished a notice with respect to his membership in a company or partnership as aforesaid, may vote with respect to any agreement or arrangement as described.

66. A director may hold another paid position or function in the company or in any other company that the company is a shareholder of or that it has some other interest in, together with his position as a director (except an auditor) upon those conditions with respect to salary and other matters as decided by the directors.

Functions of Directors

67. (a) The directors may meet in order to transact business, to adjourn their meetings or to organize them otherwise as they shall deem fit and to determine the legal quorum necessary to conduct business.

(b) If it shall not be otherwise decided by 75% of the members of the Board of Directors the quorum shall be the majority of the directors then in office present personally or represented by their substitute.

(c) For the purposes of this article two directors or more may be represented by the same substitute, and every such substitute shall be entitled to one vote for each director that he represents, in addition to any vote he might have himself (if he has such a vote).

Chairman

68. The directors may from time to time elect a chairman, and decide the period of time he shall hold such an office, and he shall preside at the meetings of the board of directors. However, if such a chairman is not elected or if he is not present at any meeting, directors may choose one of their number to serve as chairman of that meeting. The Chairman shall have no rights or privileges other than those granted to directors.

Meetings

69. Subject to any contrary resolution accepted by the board of directors, a member of the board of directors may at any time call a board of directors' meeting, and the secretary shall be required on the request of such member to convene a board of directors' meeting.

70. (a) Any notice of a board of directors' meeting can be given in writing, or by telegram, facsimilie, telex, or telefax provided that the notice is given 4 days before the time appointed for the meeting, unless all the members of the board of directors, at that time and having received a shorter notice, shall agree to such a shorter notice.

(b) Prior and timely notice of the convening of a board of directors' meeting shall be given to all directors.

(c) All acts and determinations of the board of directors shall be determined by a simple majority of those attending, subject to the following special board voting provisions:

The Company may not take any of the following actions unless one of the directors designated by the Investor consents thereto; **provided**, that, in the event Notice is not given or the Second Subsequent Closing is not made, through no substantial fault of the Company or the Founder, such rights shall lapse, **provided**, **further,** that such rights under subsections (iii)(b) and (iv) below shall lapse if the Third Subsequent Closing is not made, through no substantial fault of the Company or the Founder. The Investor's rights hereunder shall continue in effect until such time as the consummation of the Company's IPO:

(i) enter into any transaction with an "Interested Party" (as defined in the Israeli Companies Ordinance (New Version) 1983), including, without limitation, any modification in an agreement between the Company and the Founder, or any agreement among such parties or a modification in the salary (not exceeding 5% per annum of then current salary) or terms of a director or officer of the Company, and enter into any other type of transaction with an officer, director, key employee or shareholder of the Company and the granting of any bonuses to the Founders;

(ii) enter into any line of business, a change of its objectives, or a reorganization of its operations, where such business, objectives, operations do not form a part of the Company's current business, objectives or operations;

(iii) (a) except with respect to an impending IPO where a letter of intent has been executed, increase the authorized share capital of the Company and/or change the legal structure of the Company, including but not limited to, any split or subdivision of stock, the creation of new stock or separate classes of stock, the alteration of rights associated of rights associated with any class of stock, or the issue of any debenture or loan stock of the Company in an amount exceeding $25,000 per issue or aggregate of all such issues per year and any recapitalization or reduction in share capital of the Company or making any changes in the authorized capital stock of the Company, and/or (b) any increase in the issued or outstanding Ordinary Shares of capital stock of the Company, issuance of any or additional Ordinary Shares in the Company, the issuance or authorization for issuance or sale of any of the Company's capital stock or the issuance or authorization for issuance of any options, warrants or rights to acquire any capital stock of the Company, except with respect to the issuance or sale to employees or other service providers, or the issue of any debenture or loan stock of the Company in an amount exceeding $25,000 per issue or aggregate of all such issues per year.

(iv) declaration of cash or share dividend;

(v) the merger, reorganization or consolidation of the Company or obligating itself to do so with or into any other entity;

(vi) sell or purchase, or contract or agree to sell or purchase, or abandon or remove, any of the company's assets, in one transaction or a series of transactions valued at over $100,000 **in each year;**

(vii) making or effecting any change in any accounting principles or practices of the Company or the method in which the books and records of the Company are maintained except as required by law, regulation or professional practice;

(viii) any transaction out of the Company's ordinary course of business;

(ix) Cessation of operations and/or voluntary winding up of business;

(x) borrow or encumber its assets in excess of the greater of (A) 25% of the book value of the assets of the Company or (B) $100,000 in one or a series of

transactions in total, or grant any loan other than a loan to employee of the Company or any of its subsidiaries in an amount exceeding $20,000 in total;

(xi) change the number of the members of the Board of Directors;

(xii) the formation or acquisition of any subsidiary or entering into of any partnership;

(xiii) amend the Articles of Association except with respect to a pending IPO where a Letter of Intent has been executed;

(xiv) the termination of Israel Sarussi or the President and Chief Executive Officer of the Company or the retention of any individual to fill such capacity;

(xv) change the Company's accountants or legal advisors.

(d) Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting.

Delegation of Powers

71. (a) The board of directors may delegate any of their powers to committees consisting of such member or members of their body as they deem fit and may, from time to time, revoke such delegation.

(b) In the exercise of any power delegated to it by the board of directors all committees shall conform to any regulations that may be imposed upon them by the directors, if there shall be any such regulation. If no such regulations are adopted by the board of directors or if there are no complete and encompassing regulations the committees shall act pursuant to these articles dealing with organization of meetings, meetings and functions of the board of directors, *mutatis mutandis*, and insofar as no provision of the board of directors shall replace it pursuant to this article.

72. All actions performed in a bona fide fashion by the board of directors or by a committee of the board of directors, or by any person acting as a director or as a substitute shall be as valid, even if at a later date a flaw shall be discovered in the appointment of such a director or such a person acting as aforesaid, or that all or some of them were unfit as if each and every one of those persons shall have been duly appointed and fit to serve as a director or substitute as the case may be.

General Manager

73. (a) The directors may form time to time appoint one or more persons, whether or not he is a member of the board of directors, as the general manager of the company, either for a fixed period of time or without limiting the time that he or they will stay in office, and they may from time to time (subject to any provision in any

contract between him or them and the company) release him or them from their office and appoint another or others in his or their place.

(b) The board of directors may from time to time grant and bestow upon the general manger, at that time, those powers and authorities that it exercises pursuant to these articles, as it shall deem fit, and may grant hose powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall decide; and it may grant such authorities whether concurrently with the board of directors' authorities in that area, or in excess of them, or in place thereof or any one of them, and it can from time to time revoke, repeal, or change any one or all of those authorities.

(c) Notwithstanding the aforesaid in article 73 the wages of the general manager shall be determined from time to time by the board of directors (subject to any provision in any contract between him and the company) and it may be paid by way of a fixed salary or commission or dividends, or a percentage of profits or the company profit turnover or of any other company that the company has an interest in, or by participation in such profits, or in one or more of the aforementioned methods.

Minutes

74. (a) The directors shall cause minutes to be taken of all general meetings of the company, of the appointments of officials of the company, of board of directors' meetings and of committee meetings that shall include the following items, if applicable:

(1) the names of the members present;

(2) the matters discussed at the meeting;

(3) the results of the vote;

(4) resolutions adopted at the meeting;

(5) directives given by the meeting to the committees.

(b) The minutes of any meeting, signed or appearing to be signed by the chairman of the meeting or by the chairman of the meeting held immediately after that meeting, shall serve as a prima facie proof as to the facts in the minutes.

Resolution in Writing

75. A resolution in writing signed by all the members of the board of directors, or of a committee, or such a resolution that all the members of the board of directors or a committee have agreed to in writing or by telegram or facsimile or telex or telefax shall be valid for every purpose as a resolution adopted at a board of directors' or committee meeting, as the case may be, that was duly convened and held. In place of a director the aforesaid resolution may be signed and delivered by his substitute or his attorney or his substitute's attorney.

Seal, Stamp and Signatures

76. (a) The directors shall cause the seal (if the company shall have a seal) to be kept in safekeeping and it shall be forbidden to use the seal unless prior permission of the board of directors is given. If such permission was given, the seal shall be affixed in the presence of whoever has been so appointed by the board of directors, and he shall sign any document upon which the seal has been affixed.

(b) The company shall have at least one rubber stamp. The directors shall ensure that such a stamp is kept in a safe place.

(c) The board of directors may designate and authorize any person or persons (even if they are not members of the board of directors) to act and to sign in the name of the company, and the acts and signatures of such a person or persons shall bind the company, insofar as such person or persons have acted and signed within the limits of their aforesaid authority.

(d) The printing of the name of the company by a typewriter or by hand next to the signatures of the authorized signatories of the company, pursuant to sub-article (c) above, shall be valid as if the rubber stamp of the company was affixed.

Branch Registers

77. The company may, subject to the provision of sections 71 to 90 inclusive of the Companies Ordinance keep in every other country where those provisions shall apply, a register or registers of members living in that other country as aforesaid, and to exercise any other powers referred to in the laws with respect to such branch registers.

Secretary, Officers and Attorneys

78. (a) The board of directors may appoint a secretary of the company upon the conditions that they deem fit. The directors may as well, from time to time, appoint an associate secretary who shall be deemed to be the secretary for the period of his appointment.

(b) The board of directors may, from time to time appoint to the company, officers, workers, agents and functionaries to permanent, temporary or special positions, as they shall, from time to time, see fit and set compensation for them.

(c) The directors may, at any time and form time to time, authorize any company, firm, person, or group of people, whether this authorization is done by the directors directly or indirectly, to be the attorneys in fact of the company for those purposes and with those powers and discretions which shall not exceed those conferred upon the board of directors or that the board of directors can exercise

pursuant to these articles - and for such a period of time and upon such conditions as the directors deem proper, and every such authorization may contain such directives as the board of directors deems proper for the protection and benefit of the persons dealing with such attorneys.

Dividends

79. Subject to the provisions of these articles and subject to the other rights and conditions attached at that time to any share in the capital of the company granting preferential, special or deferred rights or not granting any rights with respect to dividends, the profits of the company shall be distributable to the members of the company according to the proportion of the nominal value paid up on account of the shares held by them at the date so appointed by the company, without regard to the premium paid in excess of the nominal value. Actual distribution, setting aside or declaration of dividend requires a decision of the board of directors. The board of directors may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or a similar condition, all as decided by the board of directors. In every such case - subject to the provision mentioned in the beginning of this article - the dividend shall be paid in respect of such a share in accordance with such a condition.

80. At the time of declaration of a dividend the company may decide that such a dividend shall be paid in part or in whole, by way of distribution of certain properties, especially by way of distribution of fully paid up shares or debentures or debenture stock of the company, or by way of distribution of fully paid up shares or debentures or debenture stock of any other company or in one or more of the aforesaid way.

81. The directors may, from time to time, pay to the members on account of the forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the company.

82. The board of directors may put a lien on any dividend on which the company has a charge, and it may use it to pay any debts, obligations or commitments with respect to which the charge exists.

83. A transfer of shares shall not transfer the right to a dividend which has been declared after the transfer but before the registration of the transfer. The person registered in the register as a member on the date appointed by the company for that purpose shall be the one entitled to receive a dividend.

84. The company may declare a dividend to be paid to the members, at a general meeting, according to their rights and benefits in the profits and to decide the time of payment. A dividend in excess of that proposed by the board of directors shall not be declared. However, the company may declare at a general meeting a smaller dividend.

85. A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the members registered in the register, in the manner provided for in these articles.

86. If no other provision is given, the dividend may be paid by check or payment order to be mailed to the registered address of a member or person entitled thereto in the register or, in the case of registered joint owners, to the addresses of one of the joint owners as registered in the register. Every such check shall be made out to the person it is sent to. The receipt of the person who, on the date of declaration of dividend, is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

87. (a) If at any time the share capital shall be divided into different classes of shares, the distribution of fully paid up shares, from funds pursuant to article 104 below, shall be made in one of the two following manners as to be decided upon by the directors:

(i) In such a manner so that all the holders of a share entitled to fully paid up shares shall receive one uniform class of shares; or

(ii) In such manner so that each holder of shares entitled to fully paid up shares as aforesaid shall receive shares of the class of shares held by him and entitling him to fully paid up shares, as aforesaid.

(b) In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the board of directors may resolve any difficulty that shall arise with distribution as it shall deem necessary, especially to issue certificates for fractional shares and to determine the value of certain property for purposes of distribution, and to decide that payment in cash shall be made to the member on the basis of the value decided for that purpose, or that fractions the value of which is less than one New Israeli Shekel shall not be taken into account for the purpose of co-ordinating the rights of all the parties. The board of directors shall be permitted, in this regard, to grant cash or property to trustees in escrow for the benefit of persons entitled thereto, as the directors shall see beneficial. Wherever required, an agreement shall be submitted to the registrar of companies and the directors may appoint a person to execute such an agreement in the name of the persons entitled to a dividend, property, fully paid up shares or debentures as aforesaid, and such an appointment shall be valid.

(c) The company shall not be obligated to pay interest on a dividend.

(d) The board of directors may, with respect to all dividends not collected within one year after their declaration, invest or use them in another way for the benefit of the company, until they shall be demanded. The company shall not pay interest for dividends or interest not collected.

Funds

88. The directors may set aside from the profits of the company the sums they deem proper, as a reserve fund or reserve funds for extraordinary uses, or for special dividends or equalization of dividends or other funds or for the purpose of correcting,

bettering or retaining any property of the company and for those other purposes which shall, in the absolute discretion of the board of directors, be beneficial to the company and it may invest the various sums so invested in such investments as it finds proper, and from time to time deal with such investments, change or transfer them, in part or in whole, for the benefit of the company. The board of directors may, as well, divide any reserve liability fund to special funds as it shall deem proper, transfer moneys form fund to fund and use every fund or any part thereof in the business of the company, without being required to keep such sums separate from the rest of the company's property. The board of directors may, form time to time, also transfer, to the next year, profits out of such sums which are, in its absolute discretion, beneficial to the company. Generally the board of directors may create funds as it deems necessary, either those resulting from profits of the company or from re-evaluation of property, or from premiums paid for shares or from any other source, and to use them in its discretion as it deems fit insofar as that in the creation of such funds, the changes or uses do not exceed the provisions of the law or accepted accounting principles.

89. All premiums received from the issue of shares shall be capital funds and they shall be treated for every purpose as capital and not as profits distributable as dividends. The board of directors may organize a reserve capital liability account and transfer, form time to time, all such premiums to the reserve capital liability account or use such premiums and monies to cover depreciation or doubtful loss. All losses from sale of investments or other property of the company shall be debited to the reserve account, unless the directors decide to cover such losses from other funds of the company. The board of directors may use any monies credited to the capital reserve liability account in any manner that these articles or the law permit.

90. Any amounts transferred and credited to the account of income and expense fund or general reserve liability account or capital liability reserve account, may, until otherwise used in accordance with these articles, be invested together with such other monies of the company in the day to day business of the company, without having to differentiate between these investments and the investment of the monies of the company.

<u>Accounts and Audit</u>

91. The directors shall cause correct accounts to be kept:

(a) of the assets and liabilities of the company;

(b) of any amount of money received or expended by the company and the matters for which such sum of money is expended or received; and

(c) of all purchases and sales made by the company.

The account books shall be kept in the office or at such other place as the directors deem fit and they shall also be open for inspection by the directors.

92. The board of directors shall determine from time to time, in any specific case or type of case, or generally, whether and to what extend and at what times and places

and under what conditions or regulations the accounts and books of the company, or any of them, shall be open for inspection by the members, and no member, not being a director, shall have any right of inspecting any account book or document of the company except as conferred by law or authorized by the board of directors or by the company in a general meeting.

93. Not later than eighteen months after the registration of the company and thereafter not less than once a year, the directors shall submit before the company at a general meeting a profit and loss account for the period after the previous account, and if it is the first account for the period after registration of the company, it shall be prepared as of a date not more than nine months before the date of the meeting and in accordance with the relevant provisions of the Companies Ordinance, and the directors shall submit a balance sheet that is correct as of the date of the profit and loss account. To the balance sheet shall be attached a report of the auditor and it shall be accompanied by a report from the directors with respect to the situation of the company business and the amount they propose as a dividend and the amount (if any) that they propose be set aside for the fund accounts.

94. Auditors shall be appointed and their function shall be set out in accordance with the law.

Notices

95. A notice or any other document may be served by the company upon any member either personally or by sending it by telegram, facsimile or telex or telefax addressed to such member at his address, wherever situated, as appearing in the register of members.

96. All notices directed to be given to the members shall, with respect to any shares to which persons are jointly entitled, be given to one of the joint holders, and any notice so given shall be sufficient notice to the holders of such share.

97. Prior and timely notice of the convening of a shareholders meeting shall be given to each shareholder, wherever situated, at the last address provided by the shareholder. Any member registered in the register who shall, from time to time, furnish the company with an address at which notices may be served, shall be entitled to receive all notices he is entitled to receive according to these articles at that address.

98. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter or postcard or telegram, facsimile, telex to telefax addressed to them by name, at the address, if any, in Israel furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

99. Any notice or other document if served or sent by post shall be deemed to have been served or delivered four days if sent within the country of posting and 10 days otherwise after the time when the letter or postcard or telegram or telex or telefax

containing the same was delivered to the post or at such time as the telex or telefax was sent, and in providing such service it shall be sufficient to prove that the letter or postcard or telegram or telex or telefax containing the notice was properly addressed and delivered at the post office or sent by telex or telefax. A facsimile shall be considered delivered upon confirmation of receipt which is automatically given by a fax machine. Any list kept in the ordinary manner in any mail list of the company or any copy of any telex or telefax or facsimile in the company's possession shall be prima facie proof of the delivery.

100. (a) In any case where it is necessary to give prior notice of a certain number of days or a notice valid for a certain period, the date of delivery shall be taken into account in the number of days or period.

(b) In addition to the furnishing of a notice pursuant to the above article, the company may furnish a notice to the shareholders entitled to receive notice, or to part of them, by publication of a notice in a newspaper distributed in the area wherein the office is located, or any other place, in Israel or abroad, as the directors shall determine from time to time.

Reorganization of the Company

101. At the time of sale of the company's material assets the board of directors may, or at the time of liquidation the liquidators may, if authorized by a special resolution of the company, receive shares paid in full or in part, debentures or other securities of any other company, whether already existing at that time or whether about to be established for the purpose of acquiring the property of the company, or a part thereof. The board of directors (if the profits of the company so permit) or the liquidators (at the time of liquidation) may distribute among the members the shares or aforesaid securities or any other property of the company without realizing them, or deposit them with trustees for the members, and every special resolution can resolve as to the distribution or the setting aside of cash, the shares or other securities and the rights or property of the company in a manner not entirely identical with the legal rights of the members of the company, or its participants, and such a resolution may value the securities or property aforesaid at such price and in such manner as the meeting shall decide. All shareholders shall be required to accept all evaluation or distribution decided as aforesaid and to waive all their rights in this regard, except, in the case where the company is at a liquidation state or in the process of liquidation, with respect to such legal rights (if any) which according to the provisions of the law cannot be altered or renounced.

Indemnity

102. Every director and auditor of the company shall be indemnified to the fullest and broadest extent allowable by law out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in respect of his being accused of negligence, omission, misperformance of his duty, or in breach of fiduciary duty in relation to matters of the company, in which judgment is given in his favor or in which he is acquitted or in connection with any application

under sections 89 and 90 of the Companies Ordinance in which relief is granted to him by the court.

Winding Up

103. (a) In the event of winding up of the company, the company's property distributable among the members shall be distributed in the rate proportionate to the sum paid on account of the nominal value of the shares held by them, of any class, without taking into account premiums paid in excess of the nominal value. Provisions of Article 102, with regard to the possibility of a distribution not quite in accordance with the legal rights shall apply to this distribution as well.

(b) If the company is voluntarily wound up, the liquidators may, with the confirmation of an extraordinary resolution, divide among the members the property as is, and they shall be entitled with a similar authorization to deposit any part of the company's property with trustees in escrow for the benefit of members, as they deem correct. A resolution confirming such a distribution may confirm also a distribution in a manner other than in accordance with the legal rights of the members and it may grant special rights to any class of members. However, in the event of the adoption of a resolution enabling a distribution not in accordance with the legal rights of the members, a member adversely affected thereby shall have the same right to object and any rights attached thereto as if such a resolution was a special resolution passed pursuant to section 203 of the Companies Ordinance.

Winding Up of Business

104. In the event that at the time of liquidation of the company the company's property available for distribution among the members shall not suffice to return all the paid up capital and subject to, and without derogating form, any rights or surplus rights or existing restrictions at that time of any special class of shares forming part of the capital of the company, such property shall be divided so that the losses shall, as much as possible, be borne by the members in a pro-rata rate to the paid up capital or that shall have been paid at the commencement of the liquidation on the shares held by each of them. If, at the time of liquidation, the company's property designated for distribution among the members is in excess of the amount necessary for the return of all capital paid up at the beginning of the liquidation, it shall belong and be delivered to the members pro rata to the amount paid on the nominal value of each share held by them at the commencement of the liquidation.